EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement” or “APA”) is made and entered into as of February 2, 2026, by and between:

Seller: The Corporation for Travel Promotion, a District of Columbia nonprofit corporation doing business as “Brand USA.”, with its principal place of business at 1875 K St. NW, Suite 450, Washington, DC 20006.

Buyer: Nexttrip, Inc., a Nevada corporation, with its principal place of business at 3900 Paseo del Sol, Santa Fe, NM 8750.

Capitalized terms used but not otherwise defined in this Agreement have the meanings given to such terms in Annex A.

RECITALS

WHEREAS Seller is engaged in the Business, and desires to sell, transfer, assign, convey, and deliver to Buyer, certain assets properties, and rights of Seller related to the Business; and,

WHEREAS Buyer desires to purchase, acquire, and accept the same, subject to the assumption by Buyer of certain assumed liabilities of Seller as set forth herein, in each case, associated with the Business all upon the terms and conditions set forth herein (the “Transaction”).

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.	SALE AND TRANSFER OF ASSETS AND LIABILITIES

1.1	Purchased Assets . Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3.1), Seller hereby sells, transfers, assigns, conveys and delivers to Buyer, and Buyer hereby purchases from Seller, all of Seller’s rights, title, and interest in, to, and under the following assets, properties and rights of Seller, in each case as existing as of the Closing, but specifically excluding the Excluded Assets (collectively, the “Purchased Assets”):

a.	all Intellectual Property Assets set forth on Schedule A, together with (i) all tangible embodiments in any form or medium, (ii) all income, royalties, damages and payments due or payable at Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof), (iii) the right to sue and recover for past infringements or misappropriations thereof, and (iv) any and all corresponding rights that, now or hereafter, may be secured throughout the world; provided that notwithstanding any other provision herein to the contrary, Seller shall retain the right to use the phrase “Go USA” in any of its business activities following the Closing provided further that such use is not used in competition with the Business.

b.	All of Seller’s right, title, and interest of every kind and nature under applicable Laws throughout the world in and to the agreements governing distribution rights to the Business as listed in Schedule B (“Distribution Agreements”), and the rights to any associated revenue streams and/or receivables associated therewith;

c.	All of Seller’s Licensed Rights and all Seller’s rights under any agreements pertaining thereto;

d.	All of Seller’s right, title, and interest of every kind and nature under applicable Laws throughout the world in and to the Original Content, as listed on Schedule D, and all Seller’s rights under any agreements pertaining thereto;

e.	All of Seller’s right, title, and interest of every kind and nature under applicable Laws throughout the world in and to the service agreements listed in Schedule F including those for technology services pertaining to the Business (“Service Agreements”); and

f.	All going concern value of the Purchased Assets and related Business.

1.2	Assumed Liabilities . Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform, discharge or otherwise satisfy when due only the following obligations and Liabilities of Seller, and expressly excluding the Excluded Liabilities (collectively, the “Assumed Liabilities”) and no other Liabilities of any kind whatsoever of Seller:

a.	All Liabilities of Seller under the Distribution Agreements and Service Agreements listed on Schedules B and F, respectively, and content fee obligations under the Content License Agreement to the extent those licenses cover usage on the GoUSA TV service but, in each case, only to the extent that such Liabilities under such Distribution Agreements, Service Agreements, and Content License Agreement are required to be performed after the Closing Date, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by Seller on or prior to the Closing;

b.	all Liabilities arising under or relating to the Licensed Third Party Materials or Original Restricted Content arising out of or relating to the Business solely after the Closing and in each case, only to the extent that such Liabilities are required to be performed after the Closing and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by Seller on or prior to the Closing;

c.	all Liabilities arising under or relating to the Original Content arising out of or relating to the Business solely after the Closing and in each case, only to the extent that such Liabilities are required to be performed after the Closing and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by Seller on or prior to the Closing; and

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d.	all Liabilities for taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period ending after the Closing Date, other than Excluded Liabilities including excluded taxes set forth in Section 1.4(f).

1.3	Excluded Assets. Other than the Purchased Assets, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller, and all such other assets and properties shall be excluded from the Purchased Assets (collectively, the “Excluded Assets”). Excluded Assets include the assets, properties and rights specifically, but are not limited to, the items set forth below:

a.	all cash and cash equivalents, bank accounts and securities of Seller;

b.	all accounts receivable of the Seller related to Business invoiced prior to the Closing Date;

c.	all contracts that are not included in the Purchased Assets;

d.	all Intellectual Property Rights of Seller or its third-party licensors, as applicable other than the Intellectual Property Assets;

e.	all assets, properties and rights used by Seller in its Retained Businesses; and

f.	the rights which accrue or will accrue to Seller under the Transaction Documents.

For the avoidance of doubt, nothing in this Agreement shall be deemed to transfer or assign to Buyer any ownership interest in Licensed Third Party Materials and Original Restricted Content.

1.4	Excluded Liabilities. Notwithstanding the provisions of Section 1.2 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Seller shall, and shall cause each of its Affiliates to pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but are not limited to, the following:

a.	any Liabilities arising out of or relating to Seller’s ownership or operation of the Business or the Purchased Assets prior to the Closing Date;

b.	any Liabilities relating to or arising out of the Excluded Assets;

c.	any Liabilities of Seller relating to or arising out of (i) the employment, or termination of employment, of D’Ambra on or prior to the Closing Date, or (ii) workers’ compensation claims of D’Ambra which relate to events occurring on or prior to the Closing Date;

d.	any Liabilities of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the Transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

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e.	any Liabilities of the Retained Business; and

f.	any Liabilities for (i) taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period ending on or prior to the Closing (or for the pre-Closing portion of any taxable period beginning before and ending after the Closing Date) and (ii) any other taxes of Seller for any taxable period (including any Liability for the District of Columbia personal property tax or arena tax attributable to the Business or the Purchased Assets).

1.5	Certain Provisions Regarding Revenue and Invoices.

a.	Revenue that is received by Buyer after Closing pertaining to the Business or Purchased Assets and attributable to periods prior to the Closing Date shall be applied to Seller’s account and shall be forwarded by Buyer to Seller within thirty (30) days of receipt. Revenue that is received by Seller before or after Closing pertaining to the Business or Purchased Assets and attributable to periods following the Closing Date shall be forwarded by Seller to Buyer at Closing or within thirty (30) days of receipt. Buyer and Seller shall work in good faith to instruct payors to remit future payments directly to Seller or Buyer as appropriate.

b.	Invoices for Service Agreements received by either the Seller or Buyer for periods after the Closing Date shall be paid by the Buyer; provided, however, that if any such invoices pertain in whole or in part to periods prior to the Closing Date, the Seller shall reimburse the Buyer for pre-Closing period services on a prorated basis.

2.	PURCHASE PRICE AND PAYMENT TERMS

2.1	Purchase Price . The total purchase price for the Purchased Assets shall be:

a.	Three Hundred Fifty Thousand US Dollars ($350,000); plus

b.	Restricted shares of Buyer common stock, $0.001 par value per share (the “Shares”), with an aggregate value at Closing of $350,000 (the “Share Value”) determined in the following manner. For purposes of calculating the number of Shares issuable at the Closing, the “Per Share Price” shall equal the arithmetic average of the daily VWAP of Buyer’s common stock as traded on The Nasdaq Stock Market LLC for each of the twenty (20) consecutive trading days ending on (and including) the trading day that is two (2) trading days prior to the Closing Date (the “VWAP Period”), in each case as reported by Nasdaq Online” (http://www.Nasdaq.net)) (or, if Nasdaq Online is unavailable, another nationally recognized quotation service selected by Buyer in good faith). The number of Shares to be issued shall equal the Share Value divided by the Per Share Price, rounded up to the nearest whole share (and no cash shall be payable in lieu of any fractional share amount or rounding remainder); plus

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c.	The additional Royalty payments from Buyer to Seller set forth under Section 2.3 below.

The payments (including the Shares) set forth in Section 2.1(a), 2.1(b), and 2.1(c) are collectively referred to herein, subject to the additional payments set forth in Section 2.3 below, as the “Purchase Price”. The payments (including the Shares) set forth in Section 2.1(a) and 2.1(b) are collectively referred to herein as the “Closing Purchase Price,”. The cash payment at Closing set forth in Section 2.1(a) is referred to herein as the “Closing Cash Payment,”. The Share delivery at Closing set forth in Section 2.1(b) is referred to herein as the “Closing Share Delivery,”. The additional payments referenced Section 2.1(c) above and set forth in Section 2.3 below are collectively referred to herein as the Royalty.

2.2	Payment of Purchase Price . At the Closing, Buyer shall pay the Closing Purchase Price to Seller by (i) wire transfer of immediately available funds in the amount of the Closing Cash Payment to a bank account designated by Seller and (ii) issuance of the Shares, with Buyer providing notice of issuance or electronic confirmation of issuance as soon as reasonably practicable after Closing. Seller agrees to sign any agreements requested by Buyer applicable to the Shares.

2.3	Royalty . In addition to the Closing Purchase Price, the parties agree to the following additional payments (“Royalty”):

a.	Buyer shall pay to Seller a Royalty equal to fifteen percent (15%) of Buyer’s Gross Advertising Revenue actually received by Buyer during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “Calculation Period”) from the exploitation by Buyer of the content rights in existing content acquired by Buyer from Seller at Closing (the “Acquired Content”) on the GoUSA TV FAST channels during the Calculation Period. For the purposes of this Agreement, “Gross Advertising Revenue” shall mean all amounts actually received by Buyer that are directly attributable to advertising associated with Acquired Content distributed on the GoUSA TV FAST channels during the Calculation Period, without deduction for any costs, expenses, or fees for three (3) year period following the Closing Date.

b.	For a three year period beginning on and following the Closing Date, Buyer will also pay a Royalty equal to 1% of every $100,000 in destination booking revenue (excluding airfare) generated by Buyer after the Closing Date and actually received by Buyer with respect to bookings made during the Calculation Period that are directly attributable to the Acquired Content, including both the existing catalogue acquired at Closing and any future original productions created by Seller and distributed to Buyer.

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The foregoing Royalty shall be paid by Buyer to Seller in quarterly instalments during the Calculation Period (with the first quarter beginning on the Closing Date) within sixty (60) days after the end of each applicable quarter, accompanied by a statement of booking revenues for the applicable Calculation Period. The minimum amount of each quarterly payment shall be $30,000.00 (“Quarterly Guaranty”) during the three (3) year period. If, for any quarter, Royalties accrued during such quarter are less than the applicable Quarterly Guaranty, the shortfall (the “Quarterly Guaranty Underage”) shall be carried forward for accounting purposes only. If, for any quarter, the amount of Royalty during such quarter exceeds the applicable Quarterly Guaranty, the excess amount, the “Quarterly Guaranty Overpayment,” shall be credited against and first applied to offset any outstanding Quarterly Guaranty Underage from prior quarters and, thereafter, to reduce the Quarterly Guaranty otherwise payable in the immediately succeeding quarter and, to the extent not fully applied in such quarter, in any subsequent quarter or quarters during the Calculation Period until fully applied.

At Closing, Buyer and Seller shall enter into a Content License Agreement, pursuant to which Buyer shall (a) grant Seller a limited license or sublicense, respectively, to the Original Restricted Content, and (b) license the Licensed Third Party Materials, under the terms and conditions set forth therein.

2.4	Withholding Tax . Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as delivered to Seller hereunder. Before withholding any taxes under this Section 2.4, Buyer shall notify Seller of the intent to withhold and provide Seller with an opportunity to present a case for not withholding.

2.5	Allocation of Purchase Price . Within ninety (90) days after Closing, Buyer shall deliver to Seller an allocation of the Closing Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting). Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

2.6	Third Party Consents . Notwithstanding anything to the contrary, any third-party licenses to Licensed Third Party Materials that are not assignable or transferable without third-party consent and that are identified to Seller in writing prior to Closing are excluded from the Purchased Assets (“Required Consents”). Seller shall have no obligation to obtain, or to use any efforts to obtain, any Required Consents to effect the transfer to Buyer of any such licenses or to permit Buyer to receive the benefits thereof. For a period of six (6) months from the Closing, upon Buyer’s written request, Seller shall reasonably cooperate by providing Buyer with available contact information for the applicable licensors, lessors, vendors, or other counterparties, but Seller shall not be required to make introductions, provide any additional information, or take any other action. Seller shall not be required to incur any out-of-pocket costs or expenses in connection with any Required Consents, including any third-party consent, transfer, or amendment fees, unless Buyer agrees in writing to reimburse such costs and expenses in advance. If any Required Consent is not obtained, Seller shall have no Liability to Buyer arising from the failure to obtain such Required Consent, and Seller shall have no further obligations with respect to the applicable Contract or Purchased Asset. Notwithstanding anything to the contrary in the foregoing, any and all consents or approvals required from LG or Samsung or any of their Affiliates in connection with the sale and assignment of the Purchased Assets shall be obtained by Seller (at its sole cost and expense) in writing in form and substance satisfactory to Buyer and delivered to Buyer at Closing.

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3.	CLOSING

3.1	Closing Date . Subject to the terms and conditions of this Agreement, the closing of the Transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures (or their electronic counterparts) simultaneously with the execution of this Agreement and deemed effective as of 12:01am New York time on February 2, 2026, or such other date as the parties may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

3.2	Seller’s Deliveries at Closing . At the Closing, unless Buyer waives such requirement in writing, Seller shall deliver or shall cause to be delivered to Buyer:

a.	An executed copy of the APA.

b.	Evidence of approval of the APA by Seller’s board of directors, including a copy of applicable approved resolutions certified by an authorized officer of Seller.

c.	Confirmation that the Distribution Agreements and the Service Agreements are assignable to the Buyer and documentation providing notice of assignment to the Buyer and/or a transition support agreement between Buyer and Seller with regard to such assignment.

d.	An executed copy of the Content License Agreement.

e.	An executed copy of the Intellectual Property Assignment Agreement.

f.	Subject to Section 2.6, all consents and approvals, including Governmental Authority approvals and third-party consents (including for the Distribution Agreements and Service Agreements), required for the Transaction, in each case in form and substance satisfactory to Buyer.

g.	A bill of sale and assignment and assumption agreement, and/or such other documents, including assignments of trademarks, copyrights and other intellectual property, reasonably requested by Buyer to evidence the transfer and assignment of the Purchased Assets by Seller to Buyer, in each case duly executed by Seller.

h.	Employment offer and acceptance (and related documents required by Buyer) executed by D’Ambra in accordance with Section 5.3, or alternatively contact details of Seller employees or contractors (such contractors to be reasonably satisfactory to the Buyer) who will be available for up to eighty (80) hours of assistance (in the aggregate) to facilitate the transition of the Business to Buyer.

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i.	Such other customary instruments of transfer or assumption, filings, or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the Transaction contemplated by this Agreement.

3.3	Buyer’s Deliveries at Closing . At the Closing, unless Seller waives such requirement in writing, Buyer shall deliver or cause to be delivered to Seller:

a.	The Closing Purchase Price as specified in Section 2.2, including evidence of issuance of the Shares reasonably satisfactory to Seller.

b.	Evidence of Buyer’s board of directors’ approval of the APA.

c.	An executed copy of the APA.

d.	An executed copy of the Content License Agreement.

e.	An executed counterpart to the Intellectual Property Assignment Agreement.

f.	An executed copy of any bill of sale and assignment and assumption agreement required at Closing to the extent Buyer signature is required.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Seller’s Representations and Warranties . Seller represents and warrants to Buyer that the statements contained in this Section 4.1 are true and correct as of the Closing Date (unless made as of a specific date). For purposes of this Section 4.1, “Seller’s Knowledge,” “knowledge of Seller” and any other similar phrases shall mean the actual knowledge of Jake Conte and Don Richardson, after due inquiry and diligence.

a.	Seller is a nonprofit corporation duly organized, validly existing, and in good standing under the laws of the District of Columbia, with full corporate power and authority to operate the Business as currently conducted and to execute, deliver, and perform its obligations pursuant to this Agreement. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

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b.	Seller, as it relates to the Business, is not involved in any litigation or regulatory investigations, and to Seller’s Knowledge, is not involved in any pending litigation or regulatory investigations that could adversely affect the Purchased Assets or continued use thereof.

c.	Other than Liabilities incurred in the ordinary course of business consistent with past practice that are not yet due and payable and do not exceed individually or in the aggregate $25,000, there are no Liabilities, debts, or obligations, including to Seller’s Knowledge any legal or tax issues, associated with the Purchased Assets that have not been disclosed to the Buyer in writing.

d.	As it relates to the Business, Seller owns or has adequate, valid and enforceable rights to use all Intellectual Property Rights in the conduct of the Business, as currently conducted, and in the case of the Intellectual Property Assets, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use or licensing of the Intellectual Property Assets as it relates to the operation of the Business, as currently conducted. Notwithstanding the above, except as specifically set forth herein, Seller has not taken any steps to protect any of it Intellectual Property Rights in the Intellectual Property Assets including any filings with the U.S. Patent and Trademark Office or any other governmental entity.

e.	Seller’s current use of the Intellectual Property Assets in the Business as currently conducted does not infringe, violate, dilute or misappropriate the Intellectual Property Rights of any Person and there are no claims pending or threatened in writing by any Person with respect to the ownership, validity, or enforceability of the Intellectual Property Assets.

f.	Except for the Licensed Third Party Materials and Original Restricted Content, Seller owns and has good, marketable and legal title to all rights, title, and interest in and to the Purchased Assets, free and clear of any liens, claims, mortgages, pledges, conditional sales agreements, restrictions, decrees, awards, judgments, orders, options, rights of first refusal, powers of attorney in favor of any Person other than Seller, hypothecations or security interests (whether or not perfected) of any nature whatsoever affecting any of such assets, including any infirmities on the title in, of and/or to any of such assets. Seller does not have any Liability of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, with respect to or affecting the Purchased Assets that has not been disclosed to the Buyer that would in any way materially affect any interest in such assets transferred to Buyer hereunder.

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g.	With respect to the Licensed Third Party Materials, Seller has obtained and holds valid, enforceable, and subsisting licenses, sublicenses, permissions, or other contractual rights sufficient to lawfully use or exploit the Licensed Third Party Materials in the operation of the Business as conducted as of the Closing Date. All such licenses are in full force and effect, Seller is not in material breach or default thereunder, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach, default, termination event, or grounds for suspension, revocation, or modification thereof. To Seller’s Knowledge, no third-party licensor of the Licensed Third Party Materials, has terminated, materially modified, or threatened to terminate or materially modify such license due to the consummation of the Transaction contemplated by this Agreement. Seller has not received any written notice, alleging infringement, misappropriation, violation, or unauthorized use of any intellectual property or proprietary rights in connection with its use of the Licensed Third Party Materials with the Business as conducted prior to Closing. Seller has disclosed to Buyer all material agreements governing the Licensed Third Party Materials in the operation of the Business as conducted as of the Closing Date.

h.	With respect to the Original Restricted Content, Seller validly holds enforceable and sublicensable license rights sufficient to lawfully use or exploit such Original Restricted Content in the operation of the Business as conducted as of the Closing Date. Seller is not in material breach or default of any agreement governing the Original Restricted Content, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach, default, termination event, or grounds for suspension, revocation, or modification of Seller’s rights therein. To Seller’s Knowledge, no third-party licensor of the Original Restricted Content, has terminated, materially modified, or threatened to terminate or materially modify such license due to the consummation of the Transaction contemplated by this Agreement Seller has not received any written notice alleging infringement, misappropriation, violation, or unauthorized use of any intellectual property or proprietary rights in connection its use of the Original Restricted Content with the Business as conducted prior to Closing. Seller has disclosed to Buyer all material agreements governing the Original Restricted Content.

i.	Seller is the sole and exclusive owner of all right, title, and interest in and to the Intellectual Property Assets, and, has the full legal authority to sell, transfer, assign, and convey such assets to Buyer under this Agreement.

j.	The Purchased Assets, the licensed Original Restricted Content and the Licensed Third Party Materials are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted.

k.	To the Seller’s Knowledge, revenue history and viewership data provided to Buyer are materially accurate and complete as of Closing.

l.	Complete and correct copies of each contract, other than the material agreements for Original Restricted Content or Licensed Third Party Materials, listed in any of the Schedules hereto have been made available to Buyer. To Seller’s Knowledge, there are no disputes pending or threatened against Seller, under any contract listed in any of the Schedules hereto. There is no ongoing or threatened litigation, investigation, or claim related to the Purchased Assets, as it relates to the Business, that could have a material adverse effect on the Business.

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m.	To Seller’s Knowledge, there has been no undisclosed material adverse impact to the Business since the date of the signing of the Letter of Intent between the parties on October 6, 2025.

n.	To Seller’s Knowledge, Seller is in compliance with all applicable Laws relating to the ownership and operation of the Business, as currently conducted.

o.	The execution, delivery, and performance of this Agreement by Seller does not and will not (i) violate any provision of Seller’s organizational documents (ii) conflict with or result in a material breach of any contract or agreement to which Seller is a party, or (iii) violate any Laws applicable to Seller.

p.	Seller is acquiring the Shares for Seller’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Seller has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Seller has any beneficial ownership of any of the Shares. Seller has had access to all information regarding Buyer and its present and prospective business, assets, Liabilities and financial condition that Seller reasonably considers important in making the decision to acquire the Shares, and Seller has had a reasonable opportunity to ask questions of Buyer’s representatives and receive answers concerning such matters and this investment. Seller is fully aware of: (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Seller may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of Buyer; and (e) the tax consequences of investment in the Shares. Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under 1933 Act and the rules and regulations promulgated thereunder. Seller is a sophisticated investor, and by reason of Seller’s business or financial experience, Seller is capable of evaluating the merits and risks of this investment, has the ability to protect Seller’s own interests in this Transaction and is financially capable of bearing a total loss of this investment. At no time was Seller presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares. Seller understands and acknowledges that, in reliance upon the representations and warranties made by Seller herein, the Shares are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act or being qualified or registered under any state securities laws or that of District of Columbia. (the “State/District Law”), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and applicable State/District Law.

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q.	Seller understands that the Shares are “restricted securities” under applicable federal and state securities laws and that, pursuant to these laws, Seller must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Seller understands that Seller may not transfer any Shares unless such Shares are registered under the 1933 Act and qualified under applicable state/District Law or unless, in the opinion of counsel, exemptions from such registration and qualification requirements are available. In addition, Seller has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, requires that the Shares be held for a minimum of six months after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Buyer is under no obligation to register the Shares or to assist Seller in complying with any exemption from registration; provided, however, that Buyer shall not unreasonably withhold customary factual confirmations or other commercially reasonable cooperation reasonably requested by Seller in connection with Seller’s reliance on an available exemption from registration. All certificates or book-entry accounts representing the Shares shall bear a restrictive legend. Buyer may, as a condition to any proposed transfer of the Shares (other than a routine transfer pursuant to Rule 144), require Seller to provide, at the Seller’s sole expense, an opinion of counsel reasonably satisfactory to Buyer to the effect that such transfer does not require registration under the Securities Act or applicable state laws. Buyer makes no representation, warranty, or covenant that Rule 144 will be available at any time in the future, and Buyer shall have no obligation to take any action solely for the purpose of enabling resales under Rule 144.

4.2	Buyer’s Representations and Warranties . Buyer represents and warrants to Seller that the statements contained in this Section 4.2 are true and correct as of the date hereof:

a.	Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with full corporate power and authority to execute, deliver, and perform this Agreement.

b.	The execution, delivery, and performance of this Agreement by Buyer does not and will not (i) violate any provision of Buyer’s organizational documents, (ii) conflict with or result in a breach of any contract or agreement to which Buyer is a party, or (iii) violate any law or regulation applicable to Buyer.

c.	All of the Shares which may be issued by Buyer to Seller as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and nonassessable.

d.	Buyer is in compliance with all applicable laws, regulations and ordinances relating to the Transaction and the Purchase Price payment.

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e.	Buyer represents that, as of the date hereof, neither Buyer nor any of its Affiliates is party to, nor is Buyer subject to, any governing document, including but not limited to, articles of incorporation, bylaws, shareholders agreement, investor rights agreement, voting agreement, lock-up agreement, side letter, policy, or other contract that restricts or conditions the transfer of the Shares other than those required by, or necessary to ensure compliance with, applicable federal and state securities laws. Notwithstanding the foregoing, any transfer of the Shares remains subject to federal and state securities laws, the terms of this Agreement, and the satisfactory delivery of the legal opinion described in Section 4.1(q) above.

5.	COVENANTS

5.1	Confidentiality. Each party agrees to maintain the confidentiality of shared information in accordance with that certain Non-Disclosure Agreement dated September 3, 2025, between the parties, as such may be extended by mutual agreement of the parties as needed. Any public announcements concerning the Transaction, including without limitation press or publicity announcements, shall be subject to the advance mutual approval of both parties; provided, however, that Buyer may make any public announcement or disclosure required under federal or state securities laws or exchange or trading platform requirements.

5.2	Restrictive Covenant. Seller agrees that neither it nor any of its Affiliates shall own or operate a free ad-supported streaming television (“FAST”) channel with more than twenty five percent (25%) of its content consisting of travel shows for a period of three (3) years following the Closing Date.

5.3	D’Ambra Employment Offer; Transition Support. Prior to Closing, Buyer shall extend an offer of employment (effective at or after Closing) to Casey D’Ambra, Seller’s current Director of Content (“D’Ambra”), on such terms and conditions as determined by Buyer in its discretion. If D’Ambra does not accept such offer, then as reasonably requested by Buyer and for a period of six (6) months after Closing, Seller shall provide Buyer at no expense to Buyer with up to eighty (80) aggregate hours of transition support by Seller employees or contractors (such contractor to be reasonably satisfactory to Buyer) knowledgeable in the Business operations.

5.4	No Reliance. Each party hereto affirms that (i) except for the representations and warranties expressly set forth in this Agreement or in any Transaction Document, neither party makes any other representation or warranty, express or implied, in connection with the Transaction, (ii) it has conducted its own independent investigation and analysis of the Transaction and is not relying on any representation or warranty not expressly set forth in this Agreement or any of the Transaction Documents, and (iii) it is not relying on the other party hereto for any legal or tax advice and is solely responsible for determining the legal and tax implications, if any, of the Transaction.

5.5	Further Assurances. Each party agrees to execute and deliver such further documents and take such further actions as may be reasonably necessary to effectuate the purposes of this Agreement.

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5.6	Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due (or if Buyer is liable under law for paying or depositing such tax, paid by Seller to the Buyer at least two Business Days before such tax is due). The party that is legally responsible for filing the tax return for a tax to which this Section applies shall, at its own expense, timely file such tax return or other document with respect to such taxes or fees (and the other party shall cooperate with respect thereto as necessary).

5.7	Good Faith Cooperation. Brand USA shall act in good faith and use commercially reasonable efforts to maintain periodic communication with NextTrip for the purpose of sharing awareness of travel- and media-related opportunities, including campaigns, requests for proposals (RFPs), conferences, and events, that Brand USA reasonably believes may be relevant to or aligned with NextTrip’s content-to-commerce initiatives. Nothing in this Section shall obligate either party to pursue, participate in, or enter into any transaction or commercial arrangement, nor shall it create any exclusivity, partnership, or agency relationship between the parties.

5.8	Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective parties at the following addresses, or to such other addresses as may be designated by the parties in writing from time to time in accordance with this Section, and shall be effective: (a) upon delivery if delivered in-person, (b) three (3) Business Days following deposit in the U.S. mail, certified or registered mail, return receipt requested (postage prepaid), (c) on the Business Day it is delivered to the recipient through electronic means (including by electronic mail) so long as the sender has not received machine-generated notice of unsuccessful transmission other than as a result of actions taken by or on behalf of the recipient, or (d) the next Business Day following deposit with a nationally recognized overnight courier service for next Business-day delivery (charges prepaid):

Seller at:

The Corporation for Travel Promotion

1875 K St. NW, Suite 450

Washington, DC 20006

Attn: Jake Conte

Email: jconte@thebrandusa.com

with a copy to (which shall not constitute notice):

Squire Patton Boggs (US) LLP

2550 M St. NW

Washington, DC 20037

Attn: George Schutzer

Email: george.schutzer@squirepb.com

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Buyer at:

Nexttrip, Inc.

3900 Paseo del Sol

Santa Fe, NM 8750

Attn: William Kerby, Chief Executive Officer

with a copy to (which shall not constitute notice):

Troy Gould PC

1801 Century Park East, Suite 1600

Los Angeles, CA 90067-2367

Attn: Darren T. Freedman

Email: dfreedman@troygould.com

6.	INDEMNIFICATION

6.1	Survival. The Parties, intending to modify any applicable statute of limitations, agree that, except in the case of fraud which shall survive the Closing indefinitely (a) the representations and warranties set forth in Section 4.1 and 4.2, other than the Seller Fundamental Representations and the Buyer Fundamental Representations, shall survive the Closing and the consummation of the Transactions contemplated hereby until the date that is eighteen months (18) following the Closing Date; (b) the Seller Fundamental Representations and the Buyer Fundamental Representations shall survive the Closing and the consummation of the Transactions contemplated hereby until the date that is six (6) years following the Closing Date; and (c) all covenants and agreements contained in this Agreement, whether such covenant contemplates performance thereof prior to or following the Closing, will survive the Closing until performed in accordance with their terms. Seller Fundamental Representations means the representations set forth at Sections 4.1(a), (f), (o), (p), and (q); and Buyer Fundamental Representations means the representations set forth at Section 4.2(a). Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

6.2	Indemnification by Seller. Seller shall indemnify, defend, and hold harmless Buyer and its Affiliates, and its and their respective directors, officers, employees, and stockholders (collectively, “Buyer Indemnitees”),from and against any and all losses, Liabilities, claims, damages, and expenses (collectively, “Losses”) of Buyer arising out of (a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, any of the Transaction Documents, or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date), (b) any breach or non-fulfilment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any of the Transaction Documents; (c) the operation of the Business or ownership of the Assets prior to the Closing Date other than Assumed Liabilities, and (d) any Excluded Asset or Excluded Liability.

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6.3	Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller and its Affiliates, and its and their respective directors, officers, and employees (collectively, the “Seller Indemnitees”) from and against any and all Losses of Seller arising out of (a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, any of the Transaction Documents, or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any of the Transaction Documents; (c) subject to Seller’s obligations in Section 6.2, the operation of the Business subsequent to the Closing Date (other than Excluded Assets or Excluded Liabilities).

6.4	Limitation of Liability.

(a)	Except for a breach of the indemnification obligations in this Section 6, neither Seller nor Buyer shall, for any reason or under any legal theory, be liable to the other for any special, indirect, incidental, punitive or consequential damages or for loss of profits, revenues, data or services, regardless of whether such Loss was foreseeable and regardless of whether it was informed or had direct or imputed knowledge of the possibility of such Loss in advance.

(b)	Other than (i) with respect to any claim for breach of the Fundamental Representations, or (ii) in the case of fraud, the indemnification provided for in Sections 6.2 and 6.3 shall be subject to the following limitations:

(i) Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 6.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.2(a) exceeds $30,000 (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 6.2(a) shall not exceed $175,000 (the “Cap”).

(ii) Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 6.3(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.3(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 6.3(a) shall not exceed the Cap.

(iii) Notwithstanding the foregoing, the limitations set forth in Section 6.4(b)(i) and Section 6.4(b)(ii) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Fundamental Representation; provided, however, that the aggregate liability of the applicable party for any such Loss shall not exceed an amount equal to the Purchase Price.

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6.5	Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

7.	MISCELLANEOUS

7.1	Governing Law; Jurisdiction. This Agreement and all related documents including all schedules attached hereto and all matters arising out of or relating to this Agreement and the Transactions provided hereunder, whether sounding in contract, tort, or statute for all purposes shall be governed by and construed in accordance with the laws of the State of New York (including its statutes of limitations), without giving effect to any conflict of laws principles that would cause the Laws of any jurisdiction other than those of the State of New York to apply.

7.2	Entire Agreement. This Agreement, together with its schedules and exhibits, and the other Transaction Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, and representations.

7.3	Amendments. Any amendment or modification of this Agreement must be in writing and executed by both parties.

7.4	Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect.

7.5	Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, except to an Affiliate of such party or a party acquiring all or substantially all of the stock or assets of such party.

7.6	Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. For purposes of this Agreement (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; and (b) the word “or” is not exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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7.7	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.8	Audit. Upon thirty (30) days advance written notice to Buyer, Seller shall have the right to appoint a certified public accountant who regularly audits companies in the media industry, approved by Buyer in writing, at Seller’s own expense, to review and audit the books and records of Buyer solely to the extent that they directly and reasonably pertain to the Seller’s Royalty statement specifically at issue, provided that such auditor has executed a customary confidentiality and non-disclosure agreement. Such audit shall be conducted during regular business hours at Buyer’s place of business and without materially interfering with the conduct of Buyer’s business. Seller shall furnish Buyer with a copy of the audit report within thirty (30) days after the completion of the applicable audit. No accounting statement shall be subject to audit more than once and no more than one (1) audit shall be conducted in any calendar year. No action, suit, or proceeding of any nature in respect of any royalty statement or other accounting rendered hereunder may be maintained against Buyer unless such action, suit, or proceeding is commenced against Buyer in a court of competent jurisdiction within six (6) months after the date the statement is rendered. Buyer shall reasonably cooperate by giving the auditor reasonable access to such information and financial data as may be required to verify the Buyer’s calculation of the Royalty. If the auditor disagrees with Buyer’s calculations, the parties shall make a good faith effort to resolve the differences. If the parties cannot resolve the differences, the differences shall be resolved in accordance with the dispute resolution procedures set forth in Section 7.12 set forth below.

7.9	Royalty Calculation. Within sixty (60) days of the first, second, and third anniversary of the Closing Date, Buyer shall provide to Seller a report certified by the chief financial officer of Buyer (the “Certification”) either confirming Seller’s calculation of the Royalty or noting adjustments to the calculations. If Seller disagrees with the Certification, it shall notify the Buyer of the basis of such disagreement within fifteen (15) days of receipt. If no notifications are provided, the Certification shall be deemed final. If notification of disagreement is provided by Seller, Buyer shall have fifteen (15) days in which to comment. If the parties are unable to agree within thirty (30) days of Seller’s notice of disagreement, Seller may engage exercise its audit rights pursuant to Section 7.8.

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7.10	WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, AND APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) IT HAS DECIDED TO ENTER INTO THIS AGREEMENT IN CONSIDERATION OF, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.11	Business Retained Marks; Business Retained Domain; Business Retained Social Media Accounts

7.11.1	Seller hereby grants to Buyer a non-exclusive, royalty-free, worldwide, license to use the Business Retained Marks, Business Retained Social Media Accounts and Business Retained Domain solely for the purpose of (i) marketing, selling, fulfilling and supporting the acquired Business as conducted on the Closing Date for a period beginning on the Closing Date and continuing for twelve (12) months thereafter (the “Transitional Period”). Buyer’s use of the Business Retained Marks during the Transitional Period shall be subject to the following limitations: (i) Buyer shall use the Business Retained Marks only in the same form, house style and quality as used by Seller immediately prior to Closing (subject to customary, de-minimis layout changes) , but in their entirety and without modification, alteration, abbreviation, truncation, combination, or integration with any other trademarks, service marks, trade names, logos, words, symbols, or designs, (ii) Buyer shall not adopt any new mark confusingly similar to the Business Retained Marks, (iii) Buyer shall cease all use of the Business Retained Marks upon expiration or earlier termination of the Transitional Period, and (iv) Buyer shall not represent that it owns the Business Retained Marks; Seller shall remain the owner of the Business Retained Marks and Business Retained Domain. Buyer shall also comply with Seller’s reasonable guidelines for sue of the Business Retained Domain delivered to Buyer during the Transitional Period.

7.11.2	During the Transitional Period Seller shall, at Seller’s cost, maintain the Business Retained Domain and shall cause such domains to redirect (by 301 redirect or other commercially reasonable means) to Buyer’s designated website(s) for the acquired Business, provided that Buyer provides Seller with the target URLs and any instructions reasonably required to effect such redirects. Seller shall not, during the Transitional Period, use the Business Retained Domain to compete with the acquired Business or to disparage Buyer. Buyer may request that Seller provide reasonable web-traffic or analytics reports relating to such redirected traffic. Seller will use commercially reasonable efforts to provide such reports where available.

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7.11.3	During the Transitional Period, Seller shall provide Buyer with continued access to and use of the Business Retained Social Media Accounts in connection with the operation, marketing, and promotion of the Business and Purchased Assets. Such access shall include administrative or equivalent permissions reasonably necessary for Buyer to operate, post content to, and analyze engagement on such Business Retained Social Media Accounts in connection with the Purchased Assets.

7.11.4	Notwithstanding the foregoing, Seller hereby grants to Buyer a non exclusive, non-sublicensable, royalty free, worldwide license to use the Business Retained Marks solely as they appear in, and are embedded within, or featured in the Purchased Assets, and solely in connection with the marketing and promotion of the Purchased Assets. The license granted under this Section 7.11.4 shall commence on the Closing Date and shall continue for a period of three (3) years thereafter, unless earlier terminated in accordance with this Agreement.

7.12	Dispute Resolution.

7.12.1	The parties agree to first negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the parties do not fully settle within the allotted time period, and a party wishes to pursue the matter, each such dispute, controversy or claim shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

7.12.2	The arbitration shall be conducted by one person selected by the AAA experienced in commercial matters similar to the Business. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

7.12.3	Either party may apply to the arbitrator for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitration award. The arbitrator shall have no authority to award damages in a manner inconsistent with this Agreement. Except as set forth herein, each party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

7.12.4	Except to the extent necessary to confirm, vacate, or enforce an award, or as may be required by applicable law, or as needed for the preparation or presentation of claim or defense in the arbitration, neither a party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

7.12.5	The parties agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if the arbitrator or court determines that such payments are not due.

7.12.6	The right and obligation to arbitrate under this Section 7.12 shall extend to any claim by or against any Affiliate, principal, agent, officer, director, or employee of the parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

SELLER:

Corporation for Travel Promotion (The), a Washington, D.C. non-profit corporation doing business as “Brand USA.”

By:
Name:	Fred Dixon
Title:	President & CEO

Address: 1875 K St., NW, Suite 450

Washington, D.C. 20006

Attention:	CEO

BUYER:

Nexttrip, Inc., a Nevada corporation

By:
Name:	William Kerby
Title:	Chief Executive Officer

Address: 3900 Paseo del Sol

Santa Fe, NM 8750

Attention: Chief Executive Officer

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ANNEX A

DEFINITIONS

For the purposes hereof, the following terms have the meanings set forth below:

1.	“Actions” means any claim (threatened or actual), action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity.

2.	“Acquired Content” has the meaning set forth in Section 2.3(a).

3.	“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

4.	“Assumed Liabilities” has the meaning set forth in Section 1.2.

5.	“Business” means the operation and management of a direct streaming and FAST channel business as of the Closing Date.

6.	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

7.	“Business Retained Domain” means the <go-usatv.com> domain.

8.	“Business Retained Marks” means all Internet domains related to the Business that contain the term, “GoUSA TV” and are owned by the Seller but excluded from the Intellectual Property Assets.

9.	“Business Retained Social Media Accounts” means the currently private GoUSA TV Instagram and GoUSA TV YouTube accounts.

10.	“Business Software” means all Software owned by the Seller and used in connection with the Business, as of the Closing Date.

11.	“Buyer Fundamental Representations” means the representation of the Buyer set forth at Section 4.2(a).

12.	“Calculation Period” has the meaning set forth in Section 2.3(a).

Annex A - 1

13.	“Content License Agreement” means a license agreement between the parties for the Licensed Third Party Materials and Original Content, in substantially the form of Exhibit A.

14.	“Closing” has the meaning set forth in Section 3.1.

15.	“Closing Cash Payment” has the meaning set forth in Section 2.1.

16.	“Closing Date” has the meaning set forth in Section 3.1.

17.	“Closing Purchase Price” has the meaning set forth in Section 2.1.

18.	“Closing Share Delivery” has the meaning set forth in Section 2.1.

19.	“D’Ambra” has the meaning set forth in Section 5.3.

20.	“Distribution Agreements” has the meaning set forth in Section 1.1(b).

21.	“Excluded Assets” has the meaning set forth in Section 1.3.

22.	“Excluded Liabilities” has the meaning set forth in Section 1.4.

23.	“FAST” has the meaning set forth in Section 5.2.

24.	“GoUSA TV” means a free, ad-supported streaming channel focused on travel experiences across the United States. It offers a variety of content formats, including short clips and full-length documentaries, all intended to inspire travel. The Business is available on major streaming platforms such as Roku, Apple TV, Amazon Fire TV, and ITVX; on mobile devices worldwide through the Business app for iOS and Android; and through other platforms, including in-flight or in-hotel entertainment via partnerships in multiple countries.

25.	“Go USA License Agreement” means the non-exclusive perpetual royalty-free, fully paid-up, transferable and sublicensable license granted by Buyer to Seller at Closing under the Intellectual Property Assets solely to the extent necessary for Seller and its Affiliates to continue conducting the excluded Businesses.

26.	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

27.	“Gross Advertising Revenue” has the meaning set forth in Section 2.3(a).

28.	“Intellectual Property Assets” means all Intellectual Property Rights owned by the Seller and used exclusively in connection with the Business, including the Business Software, the Original Content, but excluding the Retained Marks, and any other Intellectual Property Rights in the Excluded Assets, which are used in or necessary for the conduct of the Retained Business.

Annex A - 2

29.	“Intellectual Property Assignment Agreement” means an assignment agreement between the parties pursuant to which Seller assigns to Buyer the Intellectual Property Assets.

30.	“Intellectual Property Rights” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source of origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations and social media accounts; (f) Software and (g) other intellectual property and related proprietary rights.

31.	“Laws” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

32.	“Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

33.	“Licensed Rights” means all rights held by Seller as of Closing, under any third Person license to each Licensed Third-Party Material as listed on Schedule C and each Original Restricted Content listed on Schedule E, but only to the extent such rights may be validly transferred by Seller to Buyer under applicable law and the terms of the applicable third Person license.

34.	“Licensed Third Party Materials” means any content or materials licensed by or on behalf of the Seller from a third Person and used in the operation of the Business as of the Closing Date.

35.	“Loss” has the meaning set forth in Section 6.2.

36.	“Original Content” means any content or materials that are created, produced, or acquired by or on behalf of the Seller and owned by the Seller as of the Closing Date.

37.	“Original Restricted Content” means any content or materials created, produced, or acquired by or on behalf of Seller in collaboration with a third party, where ownership resides with the third party and Seller holds sublicensable license rights to such content or materials.

Annex A - 3

38.	“Purchased Assets” has the meaning set forth in Section 1.1.

39.	“Quarterly Guaranty” has the meaning set forth in Section 2.3.

40.	“Purchase Price” has the meaning set forth in Section 2.1.

41.	“Per Share Price” has the meaning set forth in Section 2.1(b).

42.	“Person” means an individual, a corporation, a partnership, an association, a limited Liability company, a Governmental Authority, a trust or other entity or organization.

43.	“Retained Business” means all businesses, operations, and activities conducted by the Seller as of or prior to the Closing Date, excluding the Business.

44.	“Required Consents” has the meaning set forth in Section 2.6.

45.	“Royalty” has the meaning set forth in Section 2.3.

46.	“Service Agreements” has the meaning set forth in Section 1.1(e).

47.	“Seller Fundamental Representations” means the representations of the Seller set forth in Sections 4.1 (a), (f), (o), (p), and (q).

48.	“Shares” have the meaning set forth in Section 2.1(b).

49.	“Share Value” has the meaning set forth in Section 2.1(b).

50.	“Software” means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or “proprietary” languages, and related data, documentation, manuals, materials, statements of principles of operation and schematics, as well as any pertinent commentary, descriptions, explanation, programs (including compilers), workbenches, whether in source code, object code, machine readable or human readable form.

51.	“Transaction” has the meaning set forth in the Recitals.

52.	“Transaction Documents” means collectively the Content License Agreement, the Intellectual Property Assignment Agreement, and the Bill of Sale and Assignment and Assumption Agreement.

53.	“Transitional Period” has the meaning set forth in Section 7.11.1.

54.	““VWAP Period” has the meaning set forth in Section 2.1(b).

Annex A - 4

Schedule A

INTELLECTUAL PROPERTY ASSETS

COPYRIGHTS

All right, title, and interest in and to all unregistered or registered (if any) copyrights related to the Business, owned or controlled by Seller, including, without limitation, (a) all copyrights in written materials, artwork, graphics, text, directories, website pages, infographics, fact sheets, reports and studies, and advertising materials; (b) all rights in audio and video content, including Original Content; and (c) all rights in Business Software (including related documentation).

SOFTWARE

●	GoUSA TV iOS App

●	GoUSA TV Android App

●	GoUSA TV streaming applications for various platforms, including Samsung TV and LG TV

TRADE SECRETS

All Intellectual Property Rights concerning the Business that constitute a “trade secret” owned or controlled by the Seller, including, without limitation, any nonpublished information, work in process, business, trade secret, or any other secret or confidential matter.

Sch. A - 1

Schedule B

Distribution Agreements

●	Agreement between Samsung Electronics Co. and Brand USA dated April 3, 2025

●	Agreement between LG Electronics, Inc. and Brand USA dated March 1, 2025

●	Agreement between LG Electronics, Inc. and Brand USA dated May 27, 2022

●	Amendment 1 between LG Electronics, Inc. and Brand USA dated July 22, 2022

●	Amendment 2 between LG Electronics, Inc. and Brand USA dated June 1, 2023

●	Agreement between Titan Operating System and Brand USA dated July 3, 2024

●	Agreement between TCL Research America, Inc. and Brand USA dated July 18, 2024

●	Agreement between Netgem UK Ltd. and Brand USA dated January 12, 2024

●	Marketing side letter between Netgem UK Ltd. and Brand USA dated January 30, 2024

●	Agreement between Germane Media LLC and Brand USA dated July 15, 2024

●	Agreement between Plex GmbH and Brand USA dated April 22, 2021

●	Agreement between Anoki Inc. and Brand USA dated February 1, 2025

●	Agreement between TeleUP Inc. and Brand USA dated March 21, 2022

●	Channel Order Form between WURL, LLC and Brand USA dated February 22, 2023

●	Connector Order Form between WURL, LLC and Brand USA dated September 12, 2023

●	Channel Order Form between WURL, LLC and Brand USA dated July 13, 2023

●	Novation Agreement between relax TV GmbH, Brand USA, and Whale TV PTE LTD dated October 24, 2025

●	WURL order form between WURL, LLC and Brand USA dated October 21, 2024

●	Agreement between Forecast Inc. and Brand USA dated January 6, 2022

●	OTT Studios Terms of Service dated May 4, 2020

●	Connector Order Form between WURL, LLC and Brand USA dated September 12, 2023

●	Agreement between Video Elephant Ltd and Brand USA dated September 21, 2021

Sch. B - 1

Schedule C

Licensed Third Party Materials

Series Title	Episode Title	Episode Number
Appalachian Ohio	Appalachian Ohio	1
Artisans of Sonoma	Artisans of Sonoma	1
Basecamp Denver	River to Table	1
Basecamp Denver	Belays to Brews	2
Basecamp Denver	Mountains to Murals	3
Basecamp Denver	Snowmobiles to Spirits	4
Basecamp Denver	Snow Tubing to Space Travel	5
Basecamp Denver	Snowshoeing to Skylines	6
Beverly Hills Duets	Carats and Cocktails	1
Beverly Hills Duets	Cuisine and Culture	2
Beverly Hills Duets	Motorcars and Manors	3
Beverly Hills Duets	Parks and Pooches	4
Beverly Hills Duets	Sun and Shades	5
Butler County PA	“Between Earth and Sky: Discovering Butler County, Pennsylvania’s Amazing Birds”
Butler County PA	A Quiet Excitement: A Paddleboarding Journey
Butler County PA	On Moraine: A Paddleboarding Journey at Moraine State Park
California Dream Eater	A Moveable Feast in Lodi	1
California Dream Eater	Cafe Beaujolais in Mendocino	2
California Dream Eater	Donut Bar in San Diego	3
California Dream Eater	Gott’s Roadside in Napa	4
California Dream Eater	Eggslut in LA	5
California Dream Eater	Anaheim Packing House	6
California Dream Eater	The Red Apple in Murphys	7
California Dream Eater	Wilson Creek Winery in Temecula	9
California Dream Eater	Mustard’s Grill in Napa	10
California Dream Eater	Sandy’s in Huntington Beach	11
California Dream Eater	Sol Food in San Rafael	12
California Dream Eater	The Attic in Long Beach	13
California Dream Eater	Sierra Nevada Brewery in Chico	14
California Dream Eater	Culinary Institute of America in Napa Valley	15
California Dream Eater	Foodie Road Trip: Ventura to Santa Barbara	16
Chef Swap at the Beach	Johnny D’s vs. Winna’s Kitchen	1
Chef Swap at the Beach	Ciao vs. Drift	2
Chef Swap at the Beach	Tidal Creek vs. Bonfire Taqueria	3

Sch. C - 1

Series Title	Episode Title	Episode Number
Chef Swap at the Beach	Perrone’s vs. Bistro 217	4
Chef Swap at the Beach	Sea Captain’s House vs. 44 & King	5
Chef Swap at the Beach	Big Mike’s vs. Hook & Barrel	6
Chef Swap at the Beach	Lunch Plate Showdown	1
Chef Swap at the Beach	Catch and Cook	2
Chef Swap at the Beach	Sandwiches and Cocktails	3
Chef Swap at the Beach	Meat and Appetizer Duo	4
Chef Swap at the Beach	Spicy Chef Swap	5
Chef Swap at the Beach	Steak and Eggs Swap	6
Chef Swap at the Beach	3 Veggies 3 Ways	7
Chef Swap at the Beach	Lunch Date Special	1
Chef Swap at the Beach	Boozy Burger Battle	2
Chef Swap at the Beach	Big Bad Brunch	3
Chef Swap at the Beach	3 Course Club Dinner	4
Chef Swap at the Beach	Farmers Market Basket Challenge	5
Chef Swap at the Beach	Spicy Fusion Challenge	6
Chef Swap at the Beach	BBQ Cookoff	7
City With Bite	My Mama’s Kitchen	1
City With Bite	Blanca Food & Wine	2
City With Bite	Sam’s Texas Sub Shop	3
City With Bite	Elation Brewing	4
City With Bite	El Rey 2	5
City With Bite	BAR-Q and Bold Mariner	6
City With Bite	Tamarind	7
City With Bite	Auntie’s	8
Denver Red Rocks	Denver Red Rocks
Desert Art: Nevada’s Space Whale	Desert Art: Nevada’s Space Whale
Discover Delaware Water Gap	Discover Delaware Water Gap
Discover Moab	Amazing Night Skies
Discover Moab	Moab Accessibility
Discover Moab	Moab Sustainability
Discover Moab	Mountain Biking in Moab
Discover Moab	UTV Adventure
Discover Montana	Cat Skiing in Montana’s Back Country
Discover Montana	Cozy Cabins
Discover Montana	Small Town Gem
Discover Montana	Ultimate Family Trip
Discover Montana	Uncovering Yellowstone
Discover Montana	Weekend Road Trip
Discover Montana	Winter Rush

Sch. C - 2

Series Title	Episode Title	Episode Number
Eats in the D	The Apparatus Room	1
Eats in the D	Takoi	2
Eats in the D	Cliff Bell’s	3
Eats in the D	Detroit Vegan Soul	4
Eats in the D	El Asador	5
Eats in the D	Bookies Bar & Grille	6
Eats in the D	Rusted Crow Distillery	7
Eats in the D	Otus Supply	8
Eats in the D	La Feria	9
Eats in the D	Grey Ghost	10
Eats in the D	Green Dot Stables	11
Eats in the D	Buddy’s Pizza	12
Eats in the D	Brown Iron Brewhouse	13
Eats in the D	Wright & Co.	14
Eats in the D	Supino Pizzeria	15
Eats in the D	Sports & Social	16
Eats in the D	Toasted Oak Grill & Market	17
Eats in the D	Bigalora Wood Fired Cucina	18
Eats in the D	Atwater Brewery	19
Eats in the D	Ford’s Garage	20
Epic Idaho	Silver Treasures	1
Epic Idaho	Wandering Among Giants	2
Epic Idaho	Shred A Sand Dune	3
Epic Idaho	Splash & Soar	4
Epic Idaho	“Spin, Speed & Hike”	5
Epic Idaho	Raise a Pint to Horseback Riding	6
Epic Idaho	Dazzling Dark Skies	7
Good Things Brewing in Milwaukee	Paul Bartolotta & Jesus Gonzalez	1
Good Things Brewing in Milwaukee	Noel Alvarado & Shawna Nicols	2
Good Things Brewing in Milwaukee	Mauricio Ramirez & Samantha Timm	3
Good Things Brewing in Milwaukee	Sandra Dempsey & Derek Mosley	4
Good Things Brewing in Milwaukee	Shari Black & Cecelia Gore	5
Good Things Brewing in Milwaukee	Pete Cooney & Shary Tran	6
Good Things Brewing in Milwaukee	Tenia Fisher & Damian Buchman	7
“Historic Vines, New Roots - Wine Enthusiast Video”	“Historic Vines, New Roots”
Howdy Neighbor	Devils Tower	1

Sch. C - 3

Series Title	Episode Title	Episode Number
Howdy Neighbor	Cheyenne Frontier Days	2
Howdy Neighbor	Fossil Butte National Monument	3
Howdy Neighbor	South Pass City	4
Howdy Neighbor	Winter in Yellowstone National Park	8
I Am ATL	Bush Brothers
I Am ATL	CLAVVS
I Am ATL	Dr. Dax
I Am ATL	HENSE
I Am ATL	Ruby Velle
It All Begins With A Song	It All Begins With A Song
Kentucky Moments	A Dream Come True	1
Kentucky Moments	Planting New Roots	2
Kentucky Moments	A Musical Mosaic	3
La Próxima Generación	Chichen Itza
La Próxima Generación	Guerilla Tacos
La Próxima Generación	Sarita’s Pupuseria
Let it Shine	Let it Shine
Life Elevated: Utah	Alpine Loop
Life Elevated: Utah	Caffeinators of Salt Lake
Life Elevated: Utah	Knobby Tired Nomads
Life Elevated: Utah	Kodachrome Dark Skies
Life Elevated: Utah	Skiing Red Rocks
Life Elevated: Utah	Story of Sundance
Life’s Rewards	The Arrival	1
Life’s Rewards	The Age of Aquarium	2
Life’s Rewards	Dan Kinney’s Holistic Detective Agency	3
Life’s Rewards	The Paper Chase	4
Life’s Rewards	Even Playboys Get the Blues	5
Life’s Rewards	Red Card	6
Life’s Rewards	Love Boat	7
Life’s Rewards	Paradise Tossed	8
Maryland Scenic Byways	Maryland Scenic Byways
Meet My Abuela	Abuela Knows Best	1
Meet My Abuela	Abuela’s Family Values	2
Meet My Abuela	Abuela on the Dance Floor	3
Meet My Abuela	The Fast and the Abuela	4
Meet My Abuela	Call of the Abuela	5
Meet My Abuela	The Abuela Test for Leaving the Nest	6
Meet My Abuela	“If Abuela Ain’t Happy, Ain’t Nobody Happy”	7
Meet My Abuela	The Abuela Trap	8
New Mexico True Stories	Aunt June

Sch. C - 4

Series Title	Episode Title	Episode Number
New Mexico True Stories	Earthships
New Mexico True Stories	Pie Town
New Mexico True Stories	The Guide
New Mexico True Stories	The Love Apple
New Mexico True Stories	The Mother Road
New Mexico True Stories	The Searchers
New Mexico True Stories	The Silversmith
New Orleans Videos	Black Masking Indians of New Orleans
New Orleans Videos	Black Owned Restaurants of New Orleans
New Orleans Videos	Cultural Icons of New Orleans
Phoenix Faces & Places	Phoenix Faces & Places
Q: Alabama’s Barbecue Legends	Q: Alabama’s Barbecue Legends
Rooted in Flavor	Corbin
Rooted in Flavor	Hot Chicken & Biscuits
Rooted in Flavor	Lexington
Rooted in Flavor	Simpsonville
Salt of the Earth	Beehive Distilling
Salt of the Earth	Boxcar X and Mr. Pauper
Salt of the Earth	Raelene Davis and Ski Utah
Salt of the Earth	Raymond Christy and Discover Winter
Salt of the Earth	Snowbird Avalanche Dogs
Salt of the Earth	Team USA Rock Climbers
Salt of the Earth	Tyler Glenn and the LOVELOUD Music Festival
“Sheridan, Wyoming”	Artist Stefanie Wilkerson
“Sheridan, Wyoming”	Crazy Winter Sport: Skijoring
“Sheridan, Wyoming”	Jesse Smith of Westerngrace
“Sheridan, Wyoming”	Sandra Wallop of Canyon Ranch
“Sheridan, Wyoming”	The Letter
“Sheridan, Wyoming”	Winter Rodeo
Something in the Water	Something in the Water
Sound Travels	JD Shelburne	1
Sound Travels	John Conlee	2
Sound Travels	Billy Goat Strut	3
Sound Travels	Billie Renee Johnson	4
Sounds Like Puerto Rico	Coquí in the Rainforest	1
Sounds Like Puerto Rico	Vamos a Surfear	2
Sounds Like Puerto Rico	“Café, Por Favor”	3
Sounds Like Puerto Rico	Métele Dembow	4
Sounds Like Puerto Rico	Birdwatching in Paradise	5
South Carolina Videos	Discover Congaree National Park

Sch. C - 5

Series Title	Episode Title	Episode Number
South Carolina Videos	Discover Harbison State Forest
South Carolina Videos	Discover Sea Kayaking in Cape Romain
South Carolina Videos	Gullah Traditions of the South Carolina Coast
South Carolina Videos	Kayaking on the Saluda River
South Carolina Videos	South Carolina Pecan Pie
South Carolina Videos	South Carolina She-Crab Soup
South Carolina Videos	The Ace Basin
Surf City Women	Surf City Women
Tastemakers of Park City	Alpine Distilling	1
Tastemakers of Park City	Firewood	2
Tastemakers of Park City	Five5eeds	3
Tastemakers of Park City	Freshie’s Lobster Co	4
Tastemakers of Park City	Handle	5
Tastemakers of Park City	High West Distillery & Saloon	6
Tastemakers of Park City	Silver Star Cafe	7
Tastemakers of Park City	Tupelo	8
Tastemakers of Park City	Twisted Fern	9
Tastemakers of Park City	Vessel Kitchen	10
Tennessee Color Blind	Tennessee Color Blind
That’s WY	Backwards Distilling Company
That’s WY	Close Encounters at Devils Tower
That’s WY	Eatons Ranch
That’s WY	Good Old Wyoming
That’s WY	Jessie Allen
That’s WY	Teton Adaptive Sports
That’s WY	Union Pacific
That’s WY	Wyoming Dinosaur Center
The Best Part	The Best Part of Cleveland
The Culinary Campfire	Grilled Rainbow Trout	1
The Culinary Campfire	Smoked Pork Belly Hash	2
The Culinary Campfire	Pork Coppa	3
The Culinary Campfire	Swordfish Tacos	4
The Culinary Campfire	Hilltribe Chicken	5
The Culinary Campfire	Coffee Rub Ribeye	6
The Flavor of St. Louis	The Flavor of St. Louis
The Kissimmee Experience	Cosmic Quest Through Kissimmee’s Futuristic Worlds	1
The Kissimmee Experience	The Vacation Home Capital of the World	2
The Kissimmee Experience	“Adventure Through Art, Fun, and Inspiration”	3
The Kissimmee Experience	Central Florida’s Unique Vintage Allure	4
The Kissimmee Experience	From the Ballpark to the Bistro	5

Sch. C - 6

Series Title	Episode Title	Episode Number
The Travel Mom	Wine & Food Pairing	1
The Travel Mom	Wine Tasting 101	2
The Travel Mom	Wine Words 101	3
The Travel Mom	Winemaking 101	4
This is Arkansas	This is Arkansas
Travel Oregon	Antelope Safari
Travel Oregon	The Graveyard of the Pacific
Travel Oregon	What Keeps Lauren Fleshman Running
Travel Oregon	Xicha Brewing
Travel South Dakota	Skogen Kitchen: Custer’s Culinary Surprise
Travel South Dakota	The Music and Story of Mato Wayuhi
Travel South Dakota	Why Justin Warner & Brooke Sweeten Love Making Bokujō Ramen in Rapid City
Traveling the Spectrum	Pack Your Bags	1
Traveling the Spectrum	Touchdown in Myrtle Beach	2
Traveling the Spectrum	New Heights	3
Traveling the Spectrum	Zipping Through Myrtle Beach	4
Traveling the Spectrum	The First Pitch	5
Traveling the Spectrum	New Horizons	6
Untold to the Unforgettable	Camp Nelson	1
Untold to the Unforgettable	The Ride of their Lives	2
Untold to the Unforgettable	Freedom Singers	3
Untold to the Unforgettable	Sculptures that Speak Volumes	4
Untold to the Unforgettable	Preserving Stories	5
Untold to the Unforgettable	Hotel Metropolitan	6
Untold to the Unforgettable	Mammoth Caves	7
Untold to the Unforgettable	Black Horsemen	8
Untold to the Unforgettable	Lonnie Ali	9
Untold to the Unforgettable	Underground Railroad	10
Untold to the Unforgettable	African Cemetery No. 2	11
Untold to the Unforgettable	Rosenwald’s May’s Lick Negro School	12
Untold to the Unforgettable	Kentucky Historical Society	13
Untold to the Unforgettable	Ali Center	14
Virginia Tourism Corporation	The Birthplace of American Wine
Virginia Tourism Corporation	The Capital Trail
Where Great Minds Meet	Where Great Minds Meet
A Toy Store Near You	Batcave Comics & Toys
A Toy Store Near You	Bric-a-Brac Records and Toys
A Toy Store Near You	Empire Toys
A Toy Store Near You	Farpoint Toys

Sch. C - 7

Series Title	Episode Title	Episode Number
A Toy Store Near You	Jayden’s Toys
A Toy Store Near You	Kokomo Toys & Collectibles
A Toy Store Near You	S.M.A.S.H. Toys
A Toy Store Near You	Super 7
A Toy Store Near You	Super Happy Incredible Toys
A Toy Store Near You	The Imperial Castle Toy Shop
A Toy Store Near You	Toy de Jour
A Toy Store Near You	Toys From the Past
A Toy Store Near You	Wonder Works
A Toy Store Near You	Billy Galaxy Toys	1
A Toy Store Near You	Billy Galaxy Toys	2
A Toy Store Near You	Tardy’s Collector’s Corner	3
A Toy Store Near You	House of Plastik	4
A Toy Store Near You	Earth 2 Kentucky	5
A Toy Store Near You	Dr. Tongue’s I Had That Shoppe	6
A Toy Store Near You	Toy Fusion	7
A Toy Store Near You	Totally Rad Toyhouse	8
Adventure Cities	“Sacramento, Long Beach, Portland”	1
Adventure Cities	Pensacola & Dallas	2
Adventure Cities	“Lexington, Lafayette, Scottsdale”	1
Adventure Cities	“Lexington, KY”	Special
Adventure Cities	Adventure Cities
Alaska’s Wild Gourmet	A Family Affair	1
Alaska’s Wild Gourmet	A Surfer’s Delight	2
Alaska’s Wild Gourmet	Fishermans Catch	3
Alaska’s Wild Gourmet	Hunters Paradise	4
Alaska’s Wild Gourmet	Native Celebration	5
Alaska’s Wild Gourmet	Alutiiq Anniversary	6
Alaska’s Wild Gourmet	Bush Pilots Birthday	7
Amplify: Louisiana	Creole Roots: Zydeco & Cajun Music	1
Amplify: Louisiana	Blues & Country: Shreveport & North Louisiana	2
Amplify: Louisiana	Jazz & Mardi Gras: New Orleans	3
Amplify: Louisiana	Trailer: Amplify Louisiana (:15)	Trailer
Amplify: Louisiana	Trailer: Amplify Louisiana (:30)	Trailer
Amplify: Louisiana	Trailer: Amplify Louisiana (:60)	Trailer
Amplify: Rodgers	On Stage in Arkansas	1
Amplify: Rodgers	Discovering the Passion	2
Amplify: Rodgers	Leap of Faith	3
Amplify: Rodgers	The Road to Nashville and Beyond	4
Amplify: St. Croix	The Global Stage: St. Croix Blowing Up	1
Sch. C - 8

Series Title	Episode Title	Episode Number
Amplify: St. Croix	Roots & Rhythms: The Foundations of St. Croix Music	2
Amplify: St. Croix	Sound of Revolution: Music as a Voice for Change	3
Amplify: Texas	Discovering Home	1
Amplify: Texas	Innovations	2
Amplify: Texas	History Inspires	3
Amplify: Texas	The Scene	4
Behind the Gait	Commonwealth Polo	1
Behind the Gait	Kentucky Horse Park	2
Behind the Gait	Australian Equine Performance Center	3
Behind the Gait	Ashview Farm	4
Cheat Meal	“Virginia Beach, Part 1”	1
Cheat Meal	“Virginia Beach, Part 2”	2
Cheat Meal	Galveston	3
Epic Trails	Backpacking Utah’s Canyon Country	1
Epic Trails	“Backpacking Durango, Colorado”	2
Epic Trails	Backpacking Urban California	3
Epic Trails	“Backpacking Lake Powell, Utah”	4
Epic Trails	“Backpacking Helena, Montana”	5
Epic Trails	Backpacking South Dakota	6
Epic Trails	Backpacking North Dakota	7
Epic Trails	Backpacking Kootenai National Forest	8
Epic Trails	Backpacking West Virginia	9
Epic Trails	Backpacking the Grand Canyon - Part 1	10
Epic Trails	Backpacking the Grand Canyon - Part 2	11
Epic Trails	Backpacking the Country Trails of West Virginia	12
Epic Trails	Trailer: Backpacking the Country Trails of West Virginia	Trailer
Facing Waves	Kayaking Alabama	4
Facing Waves	Paddling St. Louis	5
Facing Waves	Paddling Creeks and Coves in the Southeast	6
Facing Waves	Kayaking North Carolina	7
Facing Waves	Paddling the Oregon Coast	8
Facing Waves	Paddling the Great Calusa Blueway	9
Facing Waves	“Paddling Juneau, Alaska”	10
Facing Waves	Kayaking the Okefenokee National Wildlife Refuge Pt. 1	1
Facing Waves	Kayaking the Okefenokee National Wildlife Refuge Pt. 2	2
Facing Waves	Kayaking The Tennessee River Line	3

Sch. C - 9

Series Title	Episode Title	Episode Number
Facing Waves	Kayaking Northern California	11
Fireside Fortune	Trailer: Fireside Fortune :15
Fireside Fortune	Trailer: Fireside Fortune :30
Fireside Fortune	Meet the Simmons Family	1
Fireside Fortune	What’s the Destination?	2
Fireside Fortune	“Arches, Waterfalls...And Wagons?”	3
Fireside Fortune	There’s a Catch!	4
Fireside Fortune	Adventures Above and Below Ground	5
Fireside Fortune	An Epic End to the Journey	6
Great Family Adventure	“Rock Island, Tennessee”	1
Great Family Adventure	“Bentonville, Arkansas”	2
Great Family Adventure	“Fort Myers – Islands, Beaches and Neighborhoods”	2
Great Family Adventure	Oklahoma City	3
Great Family Adventure	“Oswego, New York”	4
Great Family Adventure	West Virginia	1
Great Family Adventure	“Ocean City, Maryland”	2
Great Family Adventure	“Columbus, Georgia”	3
Great Family Adventure	“Columbus, Georgia Part 2”	1
Iconic Choreography of Chicago	Iconic Choreography of Chicago
Just Landed	Virginia Beach	1
Kentucky Creators	Justin Roberts	1
Kentucky Creators	Cutivetti Dye	2
Kentucky Creators	Michael Johnathon	3
Kentucky Creators	Amy and Ray Bridewell	4
Kentucky Creators	Doug Naselroad	5
Kentucky Creators	Katy Groves-Mussat and Hubert Mussat	6
Kentucky Creators	Azucena Trejo Williams	7
Kentucky Creators	Lavon Williams	8
Kentucky in Focus	Trailer: Kentucky in Focus with Elia Locardi :15
Kentucky in Focus	Trailer: Kentucky in Focus with Elia Locardi :30
Kentucky in Focus	Outdoors	1
Kentucky in Focus	City Life	2
Kentucky in Focus	Bourbon	3
Kentucky in Focus	Horse Country	4
Kentucky in Focus	Food	5
Kentucky in Focus	Water	6
La Última Experiencia	Desde Washington D.C. hasta Columbus	1
La Última Experiencia	Washington D.C. to Columbus	1
La Última Experiencia	Desde Pittsburgh hasta las Vegas	2

Sch. C - 10

Series Title	Episode Title	Episode Number
La Última Experiencia	Pittsburgh to Las Vegas	2
La Última Experiencia	Desde Nueva Orleans hasta Aspen	3
La Última Experiencia	New Orleans to Aspen	3
La Última Experiencia	“Miami, Florida”	4
La Última Experiencia	Super Bowl in Miami	4
La Última Experiencia	Trailer: La Última Experiencia	Trailer
La Última Experiencia	Trailer: La Última Experiencia	Trailer
La Última Experiencia	Trailer: La Última Experiencia	Trailer
La Última Experiencia	Miami	1
La Última Experiencia	Salt Lake City	2
La Última Experiencia	Philadelphia	3
La Última Experiencia	New York City	4
La Última Experiencia	Boston	5
La Última Experiencia	Dallas	6
Love On the Rocks	“Tying the Knot at 13,000 Feet”	1
Love On the Rocks	A Newly-Wed Recipe for Disaster	2
Love On the Rocks	Theodora’s Room	3
Love On the Rocks	Marriage Lows	4
Love On the Rocks	You Do What?	5
Love On the Rocks	“Know Pain, Know Gain”	6
Love On the Rocks	Trust Me!	7
Love On the Rocks	Hell’s Revenge	8
Love On the Rocks	Deserts and Mountain Lions. Oh My!	9
Love On the Rocks	Marriage Highs	10
Love On the Rocks	Alpenglow	11
Love On the Rocks	One More Round	12
Love On the Rocks	The Honeymoon is Over	13
Outdoor Eats	“Outdoor Eats in Diablo, California”	1
Outdoor Eats	“Outdoor Eats in St. Pete Clearwater, Florida”	2
Outdoor Eats	“Outdoor Eats in Corpus Christi, Texas”	3
Outdoor Eats	Outdoor Eats in the Great Smoky Mountains	4
Outdoor Eats	Trailer: Outdoor Eats	Trailer
Paul & Nick’s Big American Food Trip	Boston	1
Paul & Nick’s Big American Food Trip	“Bowdoin, Maine”	2
Paul & Nick’s Big American Food Trip	“Portland, Maine”	3
Paul & Nick’s Big American Food Trip	“Londonderry, New Hampshire”	4

Sch. C - 11

Series Title	Episode Title	Episode Number
Paul & Nick’s Big American Food Trip	“Windham, New Hampshire”	5
Paul & Nick’s Big American Food Trip	“Elizabethtown, Pennsylvania”	6
Paul & Nick’s Big American Food Trip	Philadelphia 1 (Suburbs)	7
Paul & Nick’s Big American Food Trip	Philadelphia 2 (City Center)	8
Paul & Nick’s Big American Food Trip	“Washington, D.C.”	1
Paul & Nick’s Big American Food Trip	“Lexington, Virginia”	2
Paul & Nick’s Big American Food Trip	“Madison County, North Carolina”	3
Paul & Nick’s Big American Food Trip	“Knoxville, Tennessee”	4
Paul & Nick’s Big American Food Trip	“Williamsburg, Virginia”	5
Paul & Nick’s Big American Food Trip	“York County, South Carolina”	6
Paul & Nick’s Big American Food Trip	“Wears Valley, Tennessee”	7
Paul & Nick’s Big American Food Trip	“Staunton, Virginia”	8
Samantha Brown’s Places to Love	“Asheville, NC”
Samantha Brown’s Places to Love	“Dutchess County/Hudson Valley, NY”
Samantha Brown’s Places to Love	“Fort Myers & Sanibel, FL”
Samantha Brown’s Places to Love	“Genesee River Valley, NY”
Samantha Brown’s Places to Love	“Naples, FL”	1
Samantha Brown’s Places to Love	“Newport, RI”	2
Samantha Brown’s Places to Love	New Hampshire Seacoast	3
Samantha Brown’s Places to Love	“Portland, OR”	4
Samantha Brown’s Places to Love	“Chattanooga, TN”	5
Samantha Brown’s Places to Love	“Savannah, GA”	6
Samantha Brown’s Places to Love	“Big Sky, MT”	7

Sch. C - 12

Series Title	Episode Title	Episode Number
Samantha Brown’s Places to Love	“St. Augustine, FL”	8
Samantha Brown’s Places to Love	“Madison, WI”	9
Samantha Brown’s Places to Love	“San Antonio, TX”	10
Samantha Brown’s Places to Love	“Colorado Springs, CO”	11
Samantha Brown’s Places to Love	“Brooklyn, NY”	12
Samantha Brown’s Places to Love	“Baltimore, MD”	13
Samantha Brown’s Places to Love	“Dallas, TX”	14
Samantha Brown’s Places to Love	California Road Trip	15
Samantha Brown’s Places to Love	Maine’s Coastline	16
Samantha Brown’s Places to Love	“Corning and Finger Lakes, NY”	17
Samantha Brown’s Places to Love	“Phoenix, AZ”	18
Samantha Brown’s Places to Love	Florida Keys & Key West	19
Samantha Brown’s Places to Love	“Sonoma, CA”	20
The Main Event	Mardi Gras in Mobile	1
The Outsiders on Broadway	The Outsiders on Broadway
“Upstairs at Sardi’s with Back to the Future: The Musical”	Upstairs at Sardi’s with Back to the Future: The Musical
Venturing Out: Park 2 Park	El Paso: Conquering Mountains	1
Venturing Out: Park 2 Park	Tucson: Ropes and Fears	2
Venturing Out: Park 2 Park	Asheville: From Tubes to Tubing	3
Venturing Out: Park 2 Park	Asheville: Treetop Adventure	4
Venturing Out: Park 2 Park	Grand Junction: Lightspeed Heavy Lift	5
Venturing Out: Park 2 Park	Grand Junction: From Dusk ‘till Dawn	6
Venturing Out: Park 2 Park	Grand Junction: Bill’s Spill	7
Venturing Out: Park 2 Park	“Wilmington, Delaware: Surf’s Up”	8
Venturing Out: St. Croix	Trailer: Venturing Out: St. Croix
Venturing Out: St. Croix	Island Life	1
Venturing Out: St. Croix	High Seas Adventure	2
Venturing Out: St. Croix	Mission Blue	3

Sch. C - 13

Schedule D

Original Content

Series Title	Episode Title	Episode Number
America’s Musical Journey	America’s Musical Journey	Film
America’s Treasures: Musical Cities	Memphis: Birthplace of Rock and Roll	1
America’s Treasures: Musical Cities	New Orleans: Music is Everywhere	2
America’s Treasures: Musical Cities	Miami: Cultures Collide	3
America’s Treasures: Musical Cities	Chicago: Legendary Music Hub	4
America’s Treasures: National Parks	Yosemite Valley	1
America’s Treasures: National Parks	Devil’s Tower	2
America’s Treasures: National Parks	Majestic Yellowstone	3
America’s Treasures: National Parks	Pictured Rocks	4
American Beats	Zydeco	1
American Beats	Blues	2
American Beats	Bluegrass	3
American Beats	Appalachian Music	4
American Beats	Sea Songs of the Great Lakes	1
American Beats	Polka	2
American Beats	Traditional African Music	3
American Beats	Jazz	4
Americanos	Americanos: El Rey	Stitched
Americanos	Americanos: Los Angeles	1
Americanos	Americanos: Queens	2
Americanos	Americanos: Austin	3
Americanos	Americanos: Tucson	4
Americanos	Americanos: Santa Fe	5
Beach Battles	Key West & Wrightsville	1
Beach Battles	Coney Island & Manitowoc	2
Beach Battles	Winchester Bay & Long Beach	3
Beach Battles	Pacifica & Crisfield	4
California Pop	Southern California Desert	1
California Pop	Central Valley	2
California Pop	Gold Country	3
California Pop	North Coast	4
California Pop	Central Coast	5

Sch. D - 1

Series Title	Episode Title	Episode Number
Destination Route 66	Great Stays	1
Destination Route 66	Scenic Wonders	2
Destination Route 66	Roadside Attractions	3
Destination Route 66	Delicious Bites	4
Ellis Family Vacation	New Orleans	1
Ellis Family Vacation	Grand Canyon	2
Ellis Family Vacation	Birmingham	3
Ellis Family Vacation	Washington D.C.	4
Flavors of the USA	“Flavors of Austin, Texas”	N/A
Flavors of the USA	“Flavors of Cannon Beach, Oregon”	N/A
Flavors of the USA	“Flavors of Charleston, South Carolina”	N/A
Flavors of the USA	“Flavors of Cincinnati, Ohio”	N/A
Flavors of the USA	“Flavors of Dallas, Texas”	N/A
Flavors of the USA	“Flavors of Fort Worth, Texas”	N/A
Flavors of the USA	“Flavors of Greenville, South Carolina”	N/A
Flavors of the USA	“Flavors of Hilton Head Island, South Carolina”	N/A
Flavors of the USA	“Flavors of Houston, Texas”	N/A
Flavors of the USA	“Flavors of Los Angeles, California”	N/A
Flavors of the USA	“Flavors of Monterey, California”	N/A
Flavors of the USA	“Flavors of Napa Valley, California”	N/A
Flavors of the USA	“Flavors of New Orleans, Louisiana”	N/A
Flavors of the USA	“Flavors of Portland, Oregon”	N/A
Flavors of the USA	“Flavors of San Antonio, Texas”	N/A
Flavors of the USA	“Flavors of San Diego, California”	N/A
Flavors of the USA	“Flavors of San Francisco, California”	N/A
Flavors of the USA	“Flavors of Santa Barbara, California”	N/A
Flavors of the USA	“Flavors of Santa Monica, California”	N/A
Flavors of the USA	“Flavors of Springfield, Illinois”	N/A
Into America’s Wild	Into America’s Wild	Film
Jacksonville Undiscovered	Jacksonville Undiscovered	1
L.A. Stories	Gary Baseman	1
L.A. Stories	The Last Bookstore	2
L.A. Stories	Lil Buck	3
L.A. Stories	Rossoblu	4
Lucky in Love	Alana & Josh in Fort Worth	1
Lucky in Love	Gary & Dean in Washington D.C.	2
Lucky in Love	Rachel & Paul in New Orleans	3
Lucky in Love	Sophie & Anna in Boston	1
Lucky in Love	Gabby & Jono in Salt Lake City	2
Lucky in Love	Percy & Michelle in Seattle	3
Lucky in Love	Mara & Danny in Jacksonville	1
Lucky in Love	Gaby & Miguel in San Diego	2

Sch. D - 2

Series Title	Episode Title	Episode Number
Lucky in Love	Daniela & Carmen in Jackson	3
Musical Roots	Musical Roots: San Antonio	1
Musical Roots	Musical Roots: Baltimore	2
Musical Roots	Musical Roots: Sioux Falls	3
Musical Roots	Musical Roots: Providence	4
Musical Roots	Musical Roots: Milwaukee	5
Musical Roots	Musical Roots: Cleveland	6
National Parks Adventure	National Parks Adventure	Film
One Perfect Day in Kentucky	One Perfect Day in Kentucky	1
Spirit Song	Spirit Song	Special
Trails and Trailblazers	Wild Alaska	1
Trails and Trailblazers	Kitesurfing in Oregon	2
Trails and Trailblazers	Canyons of Arizona & Utah	3
Trails and Trailblazers	Exploring Colorado	4
Trails and Trailblazers	Roadtripping through New Mexico	5
Trails and Trailblazers	Discovering New York	6
Trails and Trailblazers	Florida & Appalachian Trail	7
Trails and Trailblazers	Blazing through Texas	8
Trails and Trailblazers	Charming Charleston	9
Trails and Trailblazers	Catskills Adventure	1
Trails and Trailblazers	Upper Peninsula of Michigan	2
Trails and Trailblazers	“Zorbing in Gatlinburg, TN”	3
Trails and Trailblazers	Bourbon Tasting in Louisville	4
Trails and Trailblazers	“Taos, New Mexico”	5
Trails and Trailblazers	“Crested Butte, Colorado”	6
Trails and Trailblazers	“Ketchum, Idaho”	7
Trails and Trailblazers	“Coloma, California”	8
Trails and Trailblazers	“Driggs/McCall, Idaho”	1
Trails and Trailblazers	New Mexico	2
Trails and Trailblazers	Montana	3
United Dates of America	Denver	1
United Dates of America	Providence	2
United Dates of America	Charlotte	3

Sch. D - 3

Schedule E

Original Restricted Content

Series Title	Episode Title	Episode Number
Four Corners Mystery Tour with Sorted Food	Arizona	1
Four Corners Mystery Tour with Sorted Food	Utah	2
Four Corners Mystery Tour with Sorted Food	New Mexico	3
Four Corners Mystery Tour with Sorted Food	Colorado	4
Sorted Food Epic Southern Road Trip	Charleston	1
Sorted Food Epic Southern Road Trip	Charleston Pt. 2	2
Sorted Food Epic Southern Road Trip	Savannah	3
Sorted Food Epic Southern Road Trip	Savannah Pt. 2	4
Sorted Food Epic Southern Road Trip	Kentucky	5
Sorted Food Epic Southern Road Trip	Kentucky Pt. 2	6
Sorted Food Epic Southern Road Trip	Kentucky Pt. 3	7
Sorted Food Goes Big in Texas	San Antonio Part 1	1
Sorted Food Goes Big in Texas	San Antonio Part 2	2
Sorted Food Goes Big in Texas	Houston Part 1	3
Sorted Food Goes Big in Texas	Houston Part 2	4
Sorted Food Goes Big in Texas	Dallas	5
Sorted Food Goes Big in Texas	Fort Worth	6
Sorted Food Goes Big in Texas	Austin Part 1	7
Sorted Food Goes Big in Texas	Austin Part 2	8
“Small Town, Big Story”	Ice Harvest	1
“Small Town, Big Story”	Bread & Puppet	2
“Small Town, Big Story”	Trailing of the Sheep	3
“Small Town, Big Story”	“The Sponge Capital of the World - Tarpon Springs, Florida”	4
“Small Town, Big Story”	Bridge Day	5
“Small Town, Big Story”	Olympics of the Forest	6
“Small Town, Big Story”	Chili Capital of the World	7
“Small Town, Big Story”	Home of the Mushroom	8
“Small Town, Big Story”	The Town of Storytellers	1
“Small Town, Big Story”	The Giant Omelet of Abbeville	2
“Small Town, Big Story”	“Texas SandFest - Port Aransas, TX”	3
“Small Town, Big Story”	“Let’s Go Fly a Kite! - Morro Bay, CA”	4

Sch. E - 1

Series Title	Episode Title	Episode Number
“Small Town, Big Story”	“Home of the Hot Springs - Thermopolis, WY”	5
“Small Town, Big Story”	“Pennsic Wars - Slippery Rock, PA”	6
“Small Town, Big Story”	“Man vs. Train - Durango, CO”	1
“Small Town, Big Story”	“The Town that Chicken Dinner Built - Frankenmuth, MI”	2
“Small Town, Big Story”	“Where the Highland Games Come Home - Banner Elk, NC”	3
“Small Town, Big Story”	“Where Lobster Is Always On the Menu - Rockland, ME”	4
Sorted Food: Game Changers	Puerto Rico Street Food Face Off	1
Sorted Food: Game Changers	Best Ice Cream in the World	2
Sorted Food: Game Changers	This BBQ Changes EVERYTHING!	3
Sorted Food: Game Changers	Ben’s Surprise Birthday Food Tour	4
Sorted Food: Game Changers	Iowa State Fair	5
Sorted Food: Game Changers	The Ultimate Lobster Roll Battle	6
Sorted Food: Game Changers	Seafood Scavenger Hunt	7
Sorted Food: Game Changers	Beat the Chef Cook Off	8
Sorted Food: Game Changers	2 Chefs. 6 Food Challenges.	9
Sorted Food: Game Changers	Ultimate Chef vs Chef Grill Battle	10
Sorted Food: Game Changers	Ultimate New Orleans Food Challenge	11
Sorted Food: Game Changers	The Ultimate Po’boy Sandwich Battle	12
Sorted Food: Game Changers	UNBELIEVABLE Chicago Hot Dogs	13
Sorted Food: Game Changers	Barbeque Competition	14
Sorted Food: Game Changers	Where the Cheeseburger was Invented	15
Sorted Food: Game Changers	World-Class Fried Chicken	16
Sorted Food: Lost and Hungry	Amazing Korean BBQ	1
Sorted Food: Lost and Hungry	How Not to Run a Restaurant	2
Sorted Food: Lost and Hungry	Free Ice Cream	3
Sorted Food: Lost and Hungry	Sourdough Teddy Bears	4
Sorted Food: Lost and Hungry	S’more Mocha	5
Sorted Food: Lost and Hungry	How to Make Great BBQ	6

Sch. E - 2

Series Title	Episode Title	Episode Number
Sorted Food: Lost and Hungry	What to Eat in Texas	7
Sorted Food: Lost and Hungry	“Beef, Beef, & More Beef”	8
Sorted Food: Lost and Hungry	“BBQ, Chili, & Donuts”	9
Sorted Food: Lost and Hungry	Quesadillas & Coffee	10
Sorted Food: Lost and Hungry	Keep on Truckin’	11
Sorted Food: Lost and Hungry	What to Eat in New Orleans	12
Sorted Food: Lost and Hungry	“Crawfish, Alligator & Cake”	13
Sorted Food: Lost and Hungry	Magical Muffulettas	14
Sorted Food: Lost and Hungry	“Beignets, Gumbo & Jambalaya”	15
Sorted Food: Lost and Hungry	All about Alligator	16
Sorted Food: Lost and Hungry	National Burger Day	17
Sorted Food: Lost and Hungry	“Chicken, Waffles, & Corn Dogs”	18
Sorted Food: Lost and Hungry	“Peaches, Peaches, & More Peaches”	19
Sorted Food: Lost and Hungry	What to Eat in Chicago	20
Sorted Food: Lost and Hungry	In Search of Deep Dish Pizza	21
Sorted Food: Lost and Hungry	Donut Tour	22
Sorted Food: Lost and Hungry	Fruitopia	23
Sorted Food: Lost and Hungry	“Cuban Sandwiches, Coffee, & Mojitos”	24
Sorted Food: Lost and Hungry	Snapper & Key Lime Pie	25
Sorted Food: Lost and Hungry	Diving For Oysters	26
Sorted Food: Lost and Hungry	Super Ceviche Salad Recipe... On a boat!	27
Sorted Food: Lost and Hungry	Oysters & Apple Pie	28
Soul of the South	Memphis: Final Days of Martin Luther King Jr.	1
Soul of the South	Nashville: More Than Music	2
Soul of the South	Mississippi Delta: Birthplace of the Blues	3
Soul of the South	Jackson: Freedom Rides & Civil Rights Martyrs	4
Soul of the South	Montgomery & Selma: Ground Zero of the Civil Rights Movement	5
Soul of the South	Birmingham: On the Civil Rights Trail in Alabama	6
Notes from the USA	Notes from Boston	1
Notes from the USA	Notes from Santa Fe	2
Notes from the USA	Notes from Asheville	3
Notes from the USA	Notes from Seattle	4

Sch. E - 3

Series Title	Episode Title	Episode Number
Notes from the USA	Notes from Muscle Shoals	5
Notes from the USA	“Notes from Bronx, New York”	6
Notes from the USA	Notes from Cleveland	7
Notes from the USA	Notes from Philadelphia	8
Notes from the USA	Notes from Detroit	9
Notes from the USA	Notes from Minneapolis	10
Notes from the USA	Notes from Chicago	1
Notes from the USA	Notes from Atlanta	2
Notes from the USA	Notes from Newport	3
Notes from the USA	Notes from Baton Rouge	4
Notes from the USA	Notes from Carmel	5
Notes from the USA	Notes from Phoenix	6
Notes from the USA	Notes from Austin	7
Notes from the USA	Notes from Portland	8
Roadfood Adventures	“Alton to Galena, Illinois”	1
Roadfood Adventures	“Appalachicola, Florida to Mobile, Alabama”	2
Roadfood Adventures	“Beulah to Moran Township, MI”	3
Roadfood Adventures	“Cincinnati to Harveysburg, OH”	4
Roadfood Adventures	“Colorado Springs to Estes Park, CO”	5
Roadfood Adventures	Covington to Mammoth Cave National Park	6
Roadfood Adventures	“Dallas to Austin, TX”	7
Roadfood Adventures	“Las Vegas, NV to Palm Springs, CA”	8
Roadfood Adventures	“Milwaukee to Fish Creek, WI”	9
Roadfood Adventures	“Phoenix to Grand Canyon, AZ”	10
Roadfood Adventures	“Romeoville to Hamel, Illinois”	11
Roadfood Adventures	“San Luis Obispo to Ventura, CA”	12
Roadfood Adventures	“Scottsdale to Bisbee, Arizona”	13
Roadfood Adventures	“Selma to Montgomery, AL”	14
Roadfood Adventures	“Winter Park to Miami, FL”	15
United States of Sports	Welcome to the South	1
United States of Sports	Midwest Bound	2
Zedd in San Francisco	“Zedd’s San Francisco, California”	1
Get Out of Town	“Viva Adventure! - Las Vegas, Nevada”	1
Get Out of Town	“Beyond The Big Apple - New York, New York”	2
Get Out of Town	“Sunshine State of Mind - Orlando, Florida”	3
Get Out of Town	“From the Valley to the Mountains - Los Angeles, California”	4

Sch. E - 4

Schedule F

Service Agreements

●	Brightcove Scope of Work

●	Brightcove one-month agreement

●	JWP x Brand USA order form

●	WURL Service Order

●	WURL Connector Order Form

●	WURL Service Order Amendment 1

Sch. F - 1

Exhibit A

Form of Content License Agreement

Exh. A - 1